UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	95-3997619
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429

(Address and Phone of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-17061

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.677% Series A Cumulative Preferred Step-Up REIT Securities, par value $1.00 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of the 7.677% Series A Cumulative Preferred Step-Up REIT Securities, par value $1.00 per share (the “Preferred Stock”), of Nationwide Health Properties, Inc., a Maryland corporation (the “Company”).

A description of the Preferred Stock of the Company, contained under the heading of “Description of Preferred Stock” in the Prospectus Supplement, dated September 23, 1997, to the Prospectus, dated January 6, 1997, included in the Company’s registration statement on Form S-3, filed with the Securities and Exchange Commission on November 27, 1996 (File No. 333-17061), as amended, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

(1)	Restated Articles of Incorporation, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (No. 33-1128), effective December 19, 1985, and incorporated herein by this reference.

(2)	Articles of Amendment and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended March 31, 1989, and incorporated herein by this reference.

(3)	Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1(c) to the Company’s Registration Statement on Form S-11 (No. 33-32251), effective January 23, 1990, and incorporated herein by this reference.

(4)	Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1(d) to the Company’s Form 10 K for the year ended December 31, 1994, and incorporated herein by this reference.

(5)	Articles Supplementary to the Company’s Amended and Restated Articles of Incorporation, dated September 24, 1997, filed as Exhibit 3.1 to the Company’s Form 8-K dated September 24, 1997, and incorporated herein by this reference.

(6)	Amended and Restated Bylaws of the Company, filed as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by this reference.

(7)	The Company’s Specimen Preferred Stock Certificate, filed as Exhibit 4.1 to the Company’s Form 8-K dated September 24, 1997, and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nationwide Health Properties, Inc.

Date: April 29, 2004	By:	/s/ MARK L. DESMOND

Mark L. Desmond Senior Vice President and Chief Financial Officer